EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-80505 on Form S-8 of our report dated March 8, 2005, relating to the statements of income, stockholders’ equity and other comprehensive income, and cash flows of P.A.M. Transportation Services, Inc. and Subsidiaries for the year ended December 31, 2004, appearing in this Annual Report on Form 10-K of P.A.M. Transportation Services, Inc. and Subsidiaries for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP
Little Rock, Arkansas
March 13, 2007